Exhibit 99.1

NEWS RELEASE

Media Contact: Laura Schuntermann, lgschuntermann@magellanhealth.com, (860) 507-1822

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports Fourth Quarter and Full Year 2014 Financial Results

Scottsdale, Ariz. — February 26, 2015 — Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the fourth quarter and full year 2014, as summarized below. For the year ended December 31, 2014, the company reported net revenue of $3.76 billion, segment profit of $266.9 million, and net income of $79.4 million, or $2.90 per diluted common share.

Financial Results (1)

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
			Increase/			Increase/
(Millions, except per share results)	2014	2013	(Decrease)	2014	2013	(Decrease)
Revenue	$982.5	$1,008.2	(2.5)%	$3,760.1	$3,546.3	6.0%
Segment Profit(3)	83.2	55.9	48.8%	266.9	259.4	2.9%
Net Income	21.6	18.5	16.8%	79.4	125.3	(36.6)%
Adjusted Net Income(2)	35.0	19.9	75.9%	110.6	126.7	(12.7)%
Earnings per Share	0.82	0.67	22.4%	2.90	4.53	(36.0)%
Adjusted Earnings per Share(2)	1.32	0.72	83.3%	4.04	4.58	(11.8)%

•                  Fourth quarter revenue decreased primarily from the loss of revenues associated with terminated contracts, partially offset by new business, same store growth and rate increases, the impact of Health Insurer Fee revenues, and the inclusion of revenues from CDMI.

•                  Fourth quarter segment profit increased mainly due to stronger results in the Pharmacy Management and Commercial segments. Fourth quarter results include approximately $20 million of favorable out-of-period items, of which approximately $15 million was in the Public Sector segment.

•                  Fourth quarter net income, earnings per share, adjusted net income and adjusted earnings per share increased mainly due to segment profit, offset by a higher effective tax rate resulting from the non-deductibility of Health Insurer Fees,  and increased valuation allowances in the current year for certain deferred tax assets.

(1) Included in the tables issued with this press release are the reconciliations from the three non-GAAP measures discussed above to the corresponding GAAP measures.

(2) Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, as well as amortization of identified acquisition intangibles and changes in the fair value of contingent consideration recorded in relation to acquisitions.

(3) Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, as well as stock compensation expense and changes in the fair value of contingent consideration recorded in relation to acquisitions.

As of December 31, 2014, the company had unrestricted cash and investments of $346.9 million.

“2014 was an important year for Magellan,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “We continued to innovate in products and services for special populations. At the same time, we achieved growth as a whole and across our business units, with significant progress made in Magellan Complete Care and Magellan Rx Management.”

“I am pleased with our accomplishments and the unique set of capabilities we have brought to the marketplace. We offer meaningful solutions that address challenges faced by our members and customers, while helping individuals navigate the complex healthcare system.”

Results and Outlook

“Magellan posted strong financial results in 2014, particularly in our Commercial and Pharmacy Management segments,” said Jonathan N. Rubin, chief financial officer. “The pipeline of opportunities for 2015 and 2016 is strong across all market segments, and we continue to see interest in both our traditional and new products. Additionally, with the growth we achieved this year, our pharmacy business, with product lines comprising a full-service PBM, generated over a billion dollars of revenue and over $100 million of segment profit in 2014.”

“Relative to 2015, we are maintaining the ranges discussed in our December guidance call for net revenue in the range of $4.25 billion to $4.49 billion, net income of $51 million to $67 million, adjusted net income of $88 million to $100 million, and segment profit of $265 million to $285 million. We are also maintaining our guidance for cash flow from operations in the range of $171 million to $195 million. Taking into account the impact of share repurchase activity through February 23, 2015, but not considering any potential future share repurchases, our guidance range for fully diluted EPS is estimated to be $1.93 to $2.54 and for fully diluted adjusted EPS of $3.33 to $3.79. These EPS ranges are based on 26.4 million average fully diluted shares.”

Earnings Conference Call

Management will host a conference call at 10 a.m. Eastern time on Thursday, February 26, 2015. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Fourth Quarter 2014 Earnings Call approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a healthcare management company that focuses on fast-growing, complex and high-cost areas of healthcare, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, managed care organizations, insurance companies, employers, labor unions, various military and government agencies, third party administrators, consultants and brokers. For more information, visit MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2015 net revenue, net income, adjusted net income, segment profit, cash flow from operations, earnings per share, adjusted earnings per share, and capital deployment, growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 3, 2014, the company’s subsequent Quarterly Reports on Form 10-Q filed during 2014, and the company’s Annual Report on Form 10-K for the year ended December 31, 2014, expected to be filed with the Securities and Exchange Commission and posted on the company’s website later today. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income and adjusted earnings per share information referred to herein may be considered to be non-GAAP financial measures. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014 (1)	2013	2014 (1)
	(unaudited)	(unaudited)

Net revenue:
Managed care and other	$823,627	$753,489	$3,063,049	$2,968,374
PBM and dispensing	184,583	228,970	483,268	791,744
Total net revenue	1,008,210	982,459	3,546,317	3,760,118

Costs and expenses:
Cost of care	605,782	506,090	2,232,976	2,088,595
Cost of goods sold	174,411	212,905	455,601	732,949
Direct service costs and other operating expenses (2)	178,588	202,814	619,546	723,498
Depreciation and amortization	21,224	24,405	71,994	91,070
Interest expense	809	1,668	3,000	7,387
Interest and other income	(983)	(474)	(1,985)	(1,301)
Total costs and expenses	979,831	947,408	3,381,132	3,642,198
Income before income taxes	28,379	35,051	165,185	117,920
Provision for income taxes	9,888	15,305	39,924	43,689
Net income	18,491	19,746	125,261	74,231
Less: net income (loss) attributable to non-controlling interest	—	(1,819)	—	(5,173)
Net income attributable to Magellan Health, Inc.	$18,491	$21,565	$125,261	$79,404

Weighted average number of common shares outstanding — Basic	27,285	25,558	27,054	26,689
Weighted average number of common shares outstanding — Diluted	28,008	26,382	27,675	27,355

Net income per common share attributable to Magellan Health, Inc. — Basic	$0.68	$0.84	$4.63	$2.98
Net income per common share attributable to Magellan Health, Inc. — Diluted	$0.67	$0.82	$4.53	$2.90

Net income	$18,491	$19,746	$125,261	$74,231
Other comprehensive income (loss):
Unrealized losses on available-for-sale securities (3)	(21)	(52)	(58)	(50)
Comprehensive income	18,470	19,694	125,203	74,181
Less: comprehensive income (loss) attributable to non-controlling interest	—	(1,819)	—	(5,173)
Comprehensive income attributable to Magellan Health, Inc.	$18,470	$21,513	$125,203	$79,354

(1)              For a more detailed discussion of Magellan Health’s results for the year ended December 31, 2014, refer to the Company’s Annual Report on Form 10-K, which will be filed with the SEC on, or shortly after, Thursday, February 26, 2015, and the live broadcast or taped replay of the Company’s earnings conference call on Thursday, February 26, 2015, which will be available at www.MagellanHealth.com.

(2)              Includes stock compensation expense of $6,488 and $14,601 for the three months ended December 31, 2013 and 2014, respectively, and $21,252 and $40,584 for the years ended December 31, 2013 and  2014, respectively.

(3)              Net of income tax benefit of $13 and $34 for the three months ended December 31, 2013 and 2014, respectively, and $38 and $33 for the years ended December 31, 2013 and 2014, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014 (1)	2013	2014 (1)
	(unaudited)	(unaudited)

Adjusted Net Income	$19,913	$35,043	$126,683	$110,555
Adjusted for acquisitions starting in 2013 Amortization of acquired intangibles	(1,453)	(4,320)	(1,453)	(13,696)
Stock compensation relating to acquisitions	(831)	(11,398)	(831)	(27,594)
Changes in fair value of contingent consideration	—	(6,172)	—	(9,304)
Tax impact	862	8,412	862	19,443
Net income attributable to Magellan Health, Inc	$18,491	$21,565	$125,261	$79,404

Adjusted EPS	$0.72	$1.33	$4.58	$4.04
Adjusted for acquisitions starting in 2013 Amortization of acquired intangibles	(0.05)	(0.16)	(0.05)	(0.50)
Stock compensation relating to acquisitions	(0.03)	(0.43)	(0.03)	(1.01)
Changes in fair value of contingent consideration	—	(0.24)	—	(0.34)
Tax impact	0.03	0.32	0.03	0.71
Net income per common share attributable to Magellan Health, Inc. - Diluted	$0.67	$0.82	$4.53	$2.90

(1)              The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 will be filed with the SEC on, or shortly after, Thursday, February 26, 2015.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2013	2014 (1)

Cash flows from operating activities:
Net income	$125,261	$74,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,994	91,070
Non-cash interest expense	736	3,987
Non-cash stock compensation expense	21,252	40,584
Non-cash income tax benefit	(1,212)	(4,291)
Non-cash amortization on investments	9,107	5,050
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	(2,242)	21,371
Accounts receivable, net	(40,804)	(74,604)
Pharmaceutical inventory	(3,882)	10,234
Other assets	(9,293)	(7,557)
Accounts payable and accrued liabilities	3,593	5,887
Medical claims payable and other medical liabilities	17,866	55,670
Tax contingencies	(22,960)	(14,955)
Deferred credits and other long-term liabilities	10,988	4,045
Other	2,757	322
Net cash provided by operating activities	183,161	211,044

Cash flows from investing activities:
Capital expenditures	(64,542)	(62,337)
Acquisitions and investments in businesses, net of cash acquired	(107,541)	(128,277)
Purchase of investments	(323,253)	(340,961)
Maturity of investments	339,428	276,446
Other	—	—
Net cash used in investing activities	(155,908)	(255,129)

Cash flows from financing activities:
Proceeds from issuance of debt	—	250,000
Payments to acquire treasury stock	(60,677)	(197,533)
Proceeds from exercise of stock options and warrants	47,529	52,994
Tax benefit from exercise of stock options and vesting of stock awards	3,212	3,218
Payments on long-term debt and capital lease obligations	(3,001)	(8,045)
Other	(593)	(4,433)
Net cash (used in) provided by financing activities	(13,530)	96,201

Net increase in cash and cash equivalents	13,723	52,116
Cash and cash equivalents at beginning of period	189,464	203,187
Cash and cash equivalents at end of period	$203,187	$255,303

(1)              The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 will be filed with the SEC on, or shortly after, Thursday, February 26, 2015.

(2)              Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the years ended December 31, 2013 and 2014, restricted cash of $29,208 and $25,997, respectively, was shifted to restricted investments that resulted in an operating cash flow source.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014 (1)	2013	2014 (1)
	(unaudited)	(unaudited)

Managed care and other revenue
- Commercial	$188,811	$142,823	$766,841	$673,996
- Public Sector	491,194	429,030	1,757,933	1,635,609
- Specialty Solutions	98,700	125,732	375,818	471,300
- Pharmacy Management (2)	62,613	55,904	228,705	205,524
- Elimination (2)	(17,691)	—	(66,248)	(18,055)
Total managed care and other revenue	823,627	753,489	3,063,049	2,968,374

PBM and dispensing revenue
- Pharmacy Management (2)	184,583	254,397	483,268	844,512
- Elimination (2)	—	(25,427)	—	(52,768)
Total PBM and dispensing revenue	184,583	228,970	483,268	791,744

Cost of care
- Commercial	114,958	65,462	469,478	364,780
- Public Sector (2)	427,329	351,104	1,523,023	1,385,858
- Specialty Solutions	65,284	89,522	247,496	339,714
- Pharmacy Management	15,902	2	59,227	16,298
- Elimination (2)	(17,691)	—	(66,248)	(18,055)
Total cost of care	605,782	506,090	2,232,976	2,088,595

Cost of goods sold
- Pharmacy Management (2)	174,411	237,396	455,601	784,758
- Elimination (2)	—	(24,491)	—	(51,809)
Total cost of goods sold	174,411	212,905	455,601	732,949

Direct service costs and other operating expenses
- Commercial	42,668	40,022	172,491	160,341
- Public Sector	40,416	53,828	122,819	187,966
- Specialty Solutions	16,110	20,904	57,334	71,785
- Pharmacy Management	35,211	60,142	128,427	182,833
- Corporate	44,183	28,854	138,475	121,532
- Elimination (2)	—	(936)	—	(959)
Total direct service costs and other operating expenses	178,588	202,814	619,546	723,498

Stock compensation expense (3)
- Commercial	(113)	(142)	(503)	(618)
- Public Sector	(205)	(165)	(1,038)	(894)
- Specialty Solutions	(355)	(350)	(1,630)	(1,387)
- Pharmacy Management	(274)	(14,848)	(1,172)	(28,829)
- Corporate	(5,541)	904	(16,909)	(8,856)
Total stock compensation expense	(6,488)	(14,601)	(21,252)	(40,584)

Changes in fair value of contingent liabilities (3)
- Commercial	—	(38)	—	(38)
- Pharmacy Management	—	(6,134)	—	(6,134)
Total changes in fair value of contingent liabilities	—	(6,172)	—	(6,172)

Less: non-controlling interest segment profit (loss) - Public Sector (4)	—	(1,786)	—	(5,087)

Segment profit (loss)
- Commercial	31,298	37,519	125,375	149,531
- Public Sector	23,654	26,049	113,129	67,766
- Specialty Solutions	17,661	15,656	72,618	61,188
- Pharmacy Management	21,946	33,743	69,890	101,110
- Corporate and Elimination	(38,642)	(29,758)	(121,566)	(112,676)
Total segment profit	$55,917	$83,209	$259,446	$266,919

Reconciliation of segment profit to income before income taxes:
Segment profit	$55,917	$83,209	$259,446	$266,919
Stock compensation expense	(6,488)	(14,601)	(21,252)	(40,584)
Changes in fair value of contingent liabilities	—	(6,172)	—	(6,172)
Non-controlling interest segment profit (loss)	—	(1,786)	—	(5,087)
Depreciation and amortization	(21,224)	(24,405)	(71,994)	(91,070)
Interest expense	(809)	(1,668)	(3,000)	(7,387)
Interest and other income	983	474	1,985	1,301
Income before income taxes	$28,379	$35,051	$165,185	$117,920

(1)              The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 will be filed with the SEC on, or shortly after, Thursday, February 26, 2015.

(2)              Public Sector subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Public Sector’s customers.  In addition, Pharmacy Management provides pharmacy benefits management for Magellan’s employees covered under its medical plan.  As such, revenue, cost of care, cost of goods sold and direct service costs and other operating expenses related to these arrangements are eliminated.

(3)              Stock compensation expense and changes in present value of contingent consideration are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(4)              The non-controlling interest portion of AlphaCare’s segment profit (loss) is excluded from the computation of segment profit.